Exhibit 99.4

GOOD TIMES RESTAURANTS INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

On April 24, 2015 we entered into a Membership Interest Purchase Agreement to purchase from five sellers all of the membership interests in Bad Daddy’s International, LLC.

The purchase price has been initially allocated to the underlying assets, including the identifiable intangible assets, based on the Company’s estimate of fair values and remaining economic lives. The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill, and as a result will be subject to the annual impairment test.

The following unaudited pro forma combined condensed financial statements reflect the acquisition. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Final adjustments may differ from the pro forma adjustments presented herein. The unaudited pro forma combined condensed financial statements are based on historical results and do not include any adjustments to reflect expected future cost savings from consolidation and efficiencies or the effects of any other cost reduction actions, nor do these statements include any pro forma adjustments relating to costs of integration that the combined company may incur, as such adjustments would be forward-looking.

The unaudited pro forma condensed combined balance sheet presented illustrates the effect of the acquisition of Bad Daddy’s International, LLC as if the acquisition had occurred as of December 31, 2014.

The unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2014 illustrates the effect of the acquisition of Bad Daddy’s International, LLC and related assets as if it had occurred on October 1, 2013, and was derived from the historical unaudited statements of operations for Bad Daddy’s International, LLC, combined with Good Times Restaurants Inc.’s historical audited statements of operations for the year ended September 30, 2014.

The unaudited pro forma condensed combined statement of operations for the three months ended December 31, 2014 illustrates the effect of the acquisition of Bad Daddy’s International, LLC and related assets as if it had occurred on October 1, 2014, and was derived from the historical unaudited statements of operations for Bad Daddy’s International, LLC, combined with Good Times Restaurants Inc.’s historical unaudited statements of operations for the three months ended December 31, 2014.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

Intercompany transactions between Good Times Restaurants Inc. and Bad Daddy’s International, LLC have been eliminated within the condensed combined statements of operations. The assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical audited financial statements and notes thereto of Good Times Restaurants Inc. in its Form 10-K/A for the year ended September 30, 2014, filed with the Securities and Exchange Commission on December 30, 2014, the historical unaudited financial statements and notes thereto of Good Times Restaurants Inc. contained in its Quarterly Report on Form 10-Q for the period ended December 31, 2014 filed with the Securities and Exchange Commission on February 15, 2015, and the historical audited and unaudited financial statements and notes thereto of Bad Daddy’s International, LLC which are included as Exhibit 99.4 to this Current Report on Form 8-K/A.

Pro forma adjustments for the acquisition are based upon preliminary estimates, available information and certain assumptions that management of the Company deem appropriate. Final adjustments may differ from the pro forma adjustments presented herein. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities, and residual amounts will be allocated to goodwill.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if we had operated Bad Daddy’s International, LLC or if the acquisition had occurred as of the date or during the period presented, nor is it necessarily indicative of future operating results or financial position.

Certain reclassifications have been made from Bad Daddy’s International, LLC’s financial statements to conform with the presentation of Good Times Restaurants Inc.’s financial statements.

Good Times Restaurants, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2014

	Audited Bad Daddy's International, LLC	Unaudited Good Times Restaurants Inc.	Subtotal of Historical Information	Total Pro Forma Adjustments		Pro Forma Consolidated Balance Sheet
Current Assets
Cash	$1,178,075	$11,497,000	$12,675,075	$(18,500,000)	a	$10,890,075
				(624,000)	b
				17,300,000	c
				39,000	g
Accounts receivable	36,582	88,000	124,582	-		124,582
Inventory	90,359	314,000	404,359	19,000	g	423,359
Prepaid expenses & other	17,243	77,000	94,243	13,000	g	107,243
Total current assets	1,322,259	11,976,000	13,298,259	(1,753,000)		11,545,259
Non-current assets
P,P,&E	4,067,289	20,025,000	24,092,289	1,031,000	g	25,123,289
Accumulated depreciation	(1,176,622)	(12,698,000)	(13,874,622)	(599,000)	g	(14,473,622)
Total fixed assets	2,890,667	7,327,000	10,217,667	432,000		10,649,667
Other Assets
Trade Name			-	1,042,000	a	1,042,000
Non-compete agreement			-	500,000	a	500,000
New acquisition goodwill			-	19,458,000	a	17,416,000
				(1,975,000)	b
				(67,000)	g
Goodwill	222,321	96,000	318,321	(222,000)	b	96,321
Investment in affiliate	234,175		234,175	(234,000)	b	175
Deposits and other assets	108,009		108,009	-		108,009
Other assets		685,000	685,000	(503,000)	f	182,000
Other assets	564,505	781,000	1,345,505	17,999,000		19,344,505
		-
Total assets	$4,777,431	$20,084,000	$24,861,431	$16,678,000		$41,539,431
Current Liabilities
Accounts payable	$465,020	$1,029,000	$1,494,020	$16,000	g	$1,510,020
Accrued expenses	238,046	1,287,000	1,525,046	55,000	g	1,580,046
Notes payable	200,000	147,000	347,000	2,500,000	a	2,647,000
				(200,000)	b
Other current liabilities	103,223	71,000	174,223	-		174,223
Total current liabilities	1,006,289	2,534,000	3,540,289	2,371,000		5,911,289
Non-current liabilities	431,799	1,341,000	1,772,799	(432,000)	b	1,340,799
Total liabilities	1,438,088	3,875,000	5,313,088	1,939,000		7,252,088
Equity
Equity	2,188,592	15,939,000	18,127,592	(2,189,000)	b	32,735,592
				17,300,000	c
				(503,000)	f
Non-controlling interest	1,150,751	270,000	1,420,751	(234,000)	b	1,551,751
				365,000	g
Total Equity	3,339,343	16,209,000	19,548,343	14,739,000		34,287,343

Total liabilities and equity	$4,777,431	$20,084,000	$24,861,431	$16,678,000		$41,539,431

See accompanying notes to the unaudited pro forma financial information.

Good Times Restaurants, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations For the Twelve Months Ended September 30, 2014

	Historical Bad Daddy's International, LLC	Audited Good Times Restaurants, Inc.	Historical Subtotal	Total Pro Forma Adjustments		Pro Forma Consolidated Income Statement
Restaurant net sales	$12,191,693	$27,662,000	$39,853,693	$2,181,000	g	$42,034,693
Franchise fees and royalties	501,024	375,000	876,024	(167,000)	h	709,024
Total sales	12,692,716	28,037,000	40,729,716	2,014,000		42,743,716
Costs and expenses
Food and packaging costs (COS)	4,011,820	9,273,000	13,284,820	753,000	g	14,037,820
Payroll and other employee benefit costs	4,059,159	9,309,000	13,368,159	788,000	g	14,156,159
Occupancy and other restaurant costs	1,885,016	4,892,000	6,777,016	365,000	g	7,142,016
New store pre-opening costs	-	669,000	669,000	-		669,000
Depreciation & amortization	371,383	682,000	1,053,383	154,000	e	1,281,383
				74,000	g
SG&A expenses	1,072,865	3,351,000	4,423,865	72,000	g	4,995,865
				500,000	i
Franchise costs	420,498	96,000	516,498	21,000	g	370,498
				(167,000)	h
Loss (gain) on restaurant assets	-	(16,000)	(16,000)	-		(16,000)
Total costs and expenses	11,820,742	28,256,000	40,076,742	2,560,000		42,636,742
Income (loss) from operations	871,974	(219,000)	652,974	(546,000)		106,974
Non-operating income (expense)
Interest, net	(16,981)	5,000	(11,981)	(81,000)	d	(94,981)
				(2,000)	g
Other income (expense), net	-	(10,000)	(10,000)	(1,000)	g	(11,000)
Affiliate investment income (loss)	25,741	(146,000)	(120,259)	(26,000)	g	(146,259)
Total non-operating income (expense)	8,760	(151,000)	(142,240)	(110,000)		(252,240)
Net income (loss) before non-controlling interest	$880,735	$(370,000)	$510,735	$(656,000)		$(145,265)
Income (loss) attributable to non-controlling interest	51,377	(320,000)	(268,623)	(59,652)	g	(489,275)
				(161,000)	h
Net income (loss)	$932,112	$(690,000)	$242,112	$(876,652)		$(634,540)
Total common shares outstanding		8,256,591	8,256,591	2,375,000		10,631,591
Earnings per share		$(0.08)	$0.03	$(0.37)		$(0.06)

See accompanying notes to the unaudited pro forma financial information.

Good Times Restaurants, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations For the Three Months Ended December 31, 2014

	Historical Bad Daddy's International, LLC	Historical Good Times Restaurants Inc.	Historical Subtotal	Total Pro Forma Adjustments		Pro Forma Consolidated Income Statement
Restaurant net sales	$2,823,851	$7,766,000	$10,589,851	$521,000	g	$11,110,851
Franchise fees and royalties	156,716	89,000	245,716	(68,000)	h	177,716
Total sales	2,980,568	7,855,000	10,835,568	453,000		11,288,568
Costs and expenses
Food and packaging costs (COS)	959,465	2,749,000	3,708,465	176,000	g	3,884,465
Payroll and other employee benefit costs	939,224	2,657,000	3,596,224	179,000	g	3,775,224
Occupancy and other restaurant costs	469,820	1,338,000	1,807,820	85,000	g	1,892,820
New store pre-opening costs	212,751	237,000	449,751	-		449,751
Depreciation & amortization	84,351	221,000	305,351	39,000	e	360,351
				16,000	g
SG&A expenses	228,192	996,000	1,224,192	23,000	g	1,747,192
				500,000	i
Franchise costs	87,277	26,000	113,277	5,000	g	50,277
				(68,000)	h
Loss (gain) on restaurant assets	-	(6,000)	(6,000)			(6,000)
Total costs and expenses	2,981,080	8,218,000	11,199,080	955,000		12,154,080
Income (loss) from operations	(513)	(363,000)	(363,513)	(502,000)		(865,513)
Non-operating income (expense)
Interest, net	(602)	3,000	2,398	(20,000)	d	(17,602)
				-	g
Other income (expense), net	(11,629)	(2,000)	(13,629)	8,000	g	(5,629)
Affiliate investment income (loss)	10,996	1,000	11,996	(11,000)	g	996
Total non-operating income (expense)	(1,235)	2,000	765	(23,000)		(22,235)
Net income (loss) before non-controlling interest	$(1,748)	$(361,000)	$(362,748)	$(525,000)		$(887,748)
Income (loss) attributable to non-controlling interest	(1,818)	(49,000)	(50,818)	(25,673)	g	(75,691)
				800	h
Net income (loss)	$(3,566)	$(410,000)	$(413,566)	$(549,873)		$(963,439)
Total shares outstanding		9,443,080	9,443,080	2,375,000		11,818,080
Earnings per share		$(0.04)	$(0.04)	$(0.23)		$(0.08)

See accompanying notes to the unaudited pro forma financial information.

GOOD TIMES RESTAURANTS INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2014 and the unaudited pro forma condensed combined statements of operations for the three months ended December 31, 2014 and for the twelve months ended and the year ended September 30, 2014 are based on the historical financial statements of Good Times Restaurants Inc. and Bad Daddy’s International, LLC,  after giving effect to our acquisition of Bad Daddy’s International, LLC and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Good Times Restaurants Inc. included in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and the audited financial statements of Bad Daddy’s International, LLC,  included herein.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of what the combined company’s results of operations or financial position that would have reported had the acquisition been completed as of the dates presented, and should not be taken as a representation of the combined company’s future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting. As such, identifiable assets acquired and liabilities assumed are recognized at fair value as of the acquisition date. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net amounts of the identifiable assets acquired and the liabilities assumed.

The unaudited pro forma condensed combined financial statements do not reflect any adjustments for restructuring activities or expected operating efficiencies or cost savings that may be achieved with respect to the combined companies or the costs necessary to achieve such restructuring activities, cost savings and operating synergies.

2.	Description of Pro Forma Adjustments

a)	Adjustment to record the purchase price allocation, cash paid at closing and debt related to the acquisition.

b)	Elimination of excluded assets and liabilities and historical equity accounts of Bad Daddy’s International, LLC.

c)	Adjustment to record the issuance of $19,000,000 of shares related to acquisition and related $1.7 million of associated costs and the issuance of 2,375,000 shares of common stock.

d)	Adjustment to record interest expense related to note payable issued as part of acquisition.

e)	Adjustment to record amortization expense for intangible assets, based upon management’s estimated useful lives of ten years.

f)	Adjustment to reflect results of consolidation method rather than equity method of accounting for Bad Daddy’s Franchise Development, LLC.

g)	Adjustment to reflect results of consolidation method rather than equity method of accounting for the Winston Salem location.

h)
Adjustment to eliminate royalty/franchise fees from Bad Daddy’s International, LLC that are intercompany in nature on a combined basis and results of consolidation method rather than equity method of accounting.

i)	Adjustment for estimate of acquisition costs.